Exhibit 99.1

Aurinia Announces Positive Results from Phase 1 Study of Aritinercept (AUR200)

Single Doses of Aritinercept Led to Robust and Long-Lasting Reductions in Immunoglobulins

Pharmacodynamic Effects Supportive of Once-Monthly Dosing

Plan to Initiate Clinical Studies in at Least Two Autoimmune Diseases in the Second Half of This Year

Aurinia to Host Conference Call Today, June 30, at 8:30 a.m. ET

ROCKVILLE, Md. & EDMONTON, Alberta--(BUSINESS WIRE)-- Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced positive results from a Phase 1 single-ascending-dose (SAD) study of aritinercept (AUR200), its dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL). The study investigated aritinercept doses of 5 mg, 25 mg, 75 mg, 150 mg, 225 mg and 300 mg and placebo, administered by subcutaneous injection, in 61 healthy subjects.
Aritinercept was well tolerated at all dose levels tested. There were no treatment-related Grade ≥3 adverse events, there were no treatment‑related serious adverse events (SAEs) and there were no discontinuations due to treatment-related adverse events. Adverse events that occurred in more than one subject included injection site reactions (24% aritinercept, 13% placebo), headache (11% aritinercept, 7% placebo), upper respiratory tract infection (7% aritinercept, 0% placebo) and back pain (4% aritinercept, 0% placebo). All injection site reactions were Grade 1.
Single doses of aritinercept led to robust and long-lasting reductions in immunoglobulins (antibodies). Specifically, mean reductions from baseline to Day 28 of up to 48%, 55% and 20% were observed for immunoglobulin A (IgA), immunoglobulin M (IgM) and immunoglobulin G (IgG), respectively.
“Dual inhibition of BAFF and APRIL to modulate B cells, including plasma cells, holds great promise in the treatment of a wide range of autoimmune immune diseases where these cells produce disease-causing autoantibodies,” said Dr. Greg Keenan, Chief Medical Officer of Aurinia. “Based on today’s positive results, which indicate robust and long‑lasting pharmacodynamic effects supportive of once-monthly dosing, we plan to initiate clinical studies of aritinercept in at least two autoimmune diseases in the second half of this year.”
Webcast & Conference Call Details
A webcast and conference call will be hosted today, June 30, at 8:30 a.m. ET. The link to the webcast is available here. To join the conference call, please dial 877-407-9170/+1 201-493-6756. Click here for participant International Toll-Free access numbers. A replay of the webcast will be available on Aurinia’s website.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA‑approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept (AUR200), a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.

Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with the development of aritinercept and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
General Investor Inquiries
ir@auriniapharma.com
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